UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2009

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2009, at our 2009 Annual Meeting of Stockholders, our stockholders approved proposals to amend our Amended and Restated Bylaws (our “Bylaws”). These proposals were presented at the meeting by Mollusk Holdings, an entity controlled by Lawrence J. Ellison, which owns shares representing a majority of our voting power. The Board of Directors did not solicit proxies for or against the proposals to amend the Bylaws, nor did the Board make any recommendation for or against the proposals. Except as set forth below, the amendments to the Bylaws were effective upon adoption by our stockholders. The amendments to the Bylaws provide that:

•

Vacancies on our board of directors may be filled in the manner provided in our certificate of incorporation or by our stockholders. Previously, our Bylaws provided only that vacancies would be filled in the manner provided in our certificate of incorporation. Our certificate of incorporation provides that any vacancy on the board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and thus, does not expressly permit stockholders to fill vacancies. The amendment gives stockholders an express right to fill board vacancies when directors resign or otherwise depart from the board.

•

We will not be governed by Section 203 of the Delaware General Corporation Law (“Section 203”), after June 4, 2010, 12 months after adoption of this new section of our Bylaws. Subject to various exceptions, Section 203 imposes restrictions upon business combinations and certain other transactions as specified in the statute between us and any “interested stockholder” (generally, a holder of shares representing 15% or more of our outstanding voting power). Previously, our Bylaws did not exclude us from the application of Section 203. Once the amendment becomes effective after a 12-month waiting period required by Section 203 for publicly traded corporations, stockholders that become interested stockholders (after the date of adoption) will be able to enter into business combinations and other transactions with us without the restrictions imposed by Section 203. The waiver of Section 203 by amending the bylaws in this manner would not apply to any business combination between the corporation and any person who became an interested stockholder on or before the amendment. Once the bylaws have been amended in this manner, the Section 203 provision cannot be subsequently amended by the board of directors.

The foregoing description of the amendments to our Bylaws is qualified in its entirety by reference to our Bylaws, as amended on June 4, 2009, attached hereto in Exhibit 3.01 and incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

3.01	Amended and Restated Bylaws, as amended as of June 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

	By:	/s/ William B. Chiasson
Date: June 5, 2009		William B. Chiasson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.01	Amended and Restated Bylaws, as amended as of June 4, 2009